Exhibit 99.1

Infinera Corporation Reports Second Quarter 2013 Financial Results

Sunnyvale, CA, July 24, 2013 – Infinera Corporation (NASDAQ: INFN), a leader in Intelligent Transport Networks™, today released financial results for the second quarter ended June 29, 2013.

GAAP revenues for the second quarter of 2013 were $138.4 million compared to $124.6 million in the first quarter of 2013 and $93.5 million in the second quarter of 2012.

GAAP gross margin for the second quarter of 2013 was 37% compared to 34% in the first quarter of 2013 and 35% in the second quarter of 2012. GAAP net loss for the quarter was $(10.0) million, or $(0.09) per share, compared to net loss of $(15.3) million, or $(0.13) per share, in the first quarter of 2013 and net loss of $(29.5) million, or $(0.27) per share, in the second quarter of 2012.

Non-GAAP gross margin for the second quarter of 2013 was 39% compared to 36% in the first quarter of 2013 and 37% in the second quarter of 2012, excluding non-cash stock-based compensation expenses. Non-GAAP net loss for the second quarter of 2013 was $(1.2) million, or $(0.01) per share excluding non-cash stock-based compensation expenses and the amortization of debt discount on our convertible senior notes. This compared to a non-GAAP net loss of $(7.3) million, or $(0.06) per share, in the first quarter of 2013 and a non-GAAP net loss of $(18.6) million, or $(0.16) per share, in the second quarter of 2012.

Management Commentary

“We continued to increase momentum in the second quarter, delivering strong revenue growth, improved gross margin, and positive cash flow from operations,” said Tom Fallon, chief executive officer. “Customer acceptance of the DTN-X platform also continues to grow. During the quarter, we received seven new purchase commitments, including three from customers new to Infinera, bringing the total number of commitments to 34 since the platform was introduced a year ago.

“Our success reflects the strategic commitment of our customers to a new architecture as they face massive traffic growth, operational complexity and increasing demand for instant delivery of services. Infinera’s recently announced Intelligent Transport Network offers a clear path for service providers to address these challenges, while providing a compelling economic value proposition.

“We remain focused on winning new network deployments and expanding our market presence to generate sustainable revenue growth and profitability in the future while we help our customers prepare for the Terabit Era.”

Conference Call Information:

Infinera will host a conference call for analysts and investors to discuss its second quarter results and its outlook for the third quarter today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live webcast of the conference call will also be accessible from the Investor Relations’ section of the company’s website at www.infinera.com. Following the webcast, an archived version will be available on the website for 90 days. To hear the replay, parties in the United States and Canada should call 1-800-846-1910. International parties can access the replay at 1-402-280-9953.

About Infinera

Infinera is a leader in Intelligent Transport Networks. Intelligent Transport Networks help carriers exploit the increasing demand for cloud-based services and data center connectivity as they advance into the Terabit Era. Infinera is unique in its use of breakthrough semiconductor technology to deliver large scale Photonic Integrated Circuit (PICs) and the application of PICs to vertically integrated optical networking solutions that deliver the industry’s only commercially available 500 Gb/s FlexCoherent super-channels. Infinera Intelligent Transport Network solutions include the DTN-X, DTN and ATN platforms. Find more at www.infinera.com.

Contacts:

Media: Anna Vue	Investors/Analysts: Jenifer Kirtland/Bob Jones
avue@infinera.com	jkirtland@infinera.com/bjones@infinera.com
Infinera Corporation	Infinera Corporation
916-595-8157	408-543-8139/408-543-8140

Forward-Looking Statements

This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to Infinera as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. Forward-looking statements include statements regarding Infinera’s expectations, beliefs, intentions or strategies regarding the future including statements that customer acceptance of the DTN-X platform continues to grow; that our success reflects the strategic commitment of our customers to a new architecture as they face massive traffic growth, operational complexity and increasing demand for instant delivery of services; and that Infinera’s recently announced Intelligent Transport Network™ offers a clear path for service providers to address these challenges, while providing a compelling economic value proposition. Such forward-looking statements can be identified by forward-looking words such as “anticipated,” “believed,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include aggressive business tactics by our competitors, our reliance on single-source suppliers, our ability to protect our intellectual property, claims by others that we infringe their intellectual property, and our ability to respond to rapid technological changes, and other risks that may impact our business are set forth in our annual reports on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 5, 2013, as well as subsequent reports filed with or furnished to the SEC. These reports are available on our website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

Use of Non-GAAP Financial Information

In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP measures that exclude non-cash stock-based compensation expenses and amortization of debt discount on our convertible senior notes. We believe these adjustments are appropriate to enhance an overall understanding of our underlying financial performance and also our prospects for the future and are considered by management for the purpose of making operational decisions. In addition, these results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income (loss), basic and diluted net income (loss) per share, or gross margin prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the section titled, “GAAP to Non-GAAP Reconciliations.” We anticipate disclosing forward-looking non-GAAP information in our conference call to discuss our second quarter results, including an estimate of non-GAAP earnings for the third quarter of 2013 that excludes non-cash stock-based compensation expenses and amortization of debt discount on our convertible senior notes.

A copy of this press release can be found on the Investor Relations’ page of Infinera’s website at www.infinera.com.

Infinera Corporation and the Infinera logo are trademarks or registered trademarks of Infinera Corporation. All other trademarks used or mentioned herein belong to their respective owners.

Infinera Corporation

GAAP Condensed Consolidated Statements of Operations

(In thousands, except share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 29,	June 30,	June 29,	June 30,
	2013	2012	2013	2012
Revenue:
Product	$120,153	$77,843	$227,962	$170,234
Ratable product and related support and services	494	523	1,028	1,054
Services	17,738	15,092	34,020	26,871

Total revenue	138,385	93,458	263,010	198,159

Cost of revenue(1) :
Cost of product	80,129	56,017	155,481	115,341
Cost of ratable product and related support and services	69	166	164	357
Cost of services	6,533	4,901	13,009	9,660

Total cost of revenue	86,731	61,084	168,654	125,358

Gross profit	51,654	32,374	94,356	72,801

Operating expenses(1) :
Research and development	31,681	31,676	61,407	62,661
Sales and marketing	17,155	17,777	35,201	36,019
General and administrative	11,426	12,320	21,298	23,404

Total operating expenses	60,262	61,773	117,906	122,084

Loss from operations	(8,608)	(29,399)	(23,550)	(49,283)

Other income (expense), net:
Interest income	207	228	404	503
Interest expense	(849)	—	(849)	—
Other gain (loss), net:	(158)	149	(361)	(275)

Total other income (expense), net	(800)	377	(806)	228

Loss before income taxes	(9,408)	(29,022)	(24,356)	(49,055)
Provision for income taxes	601	527	932	1,106

Net loss	$(10,009)	$(29,549)	$(25,288)	$(50,161)

Net loss per common share, basic and diluted	$(0.09)	$(0.27)	$(0.22)	$(0.46)

Weighted average shares used in computing basic and diluted net loss per common share	116,911	110,403	115,609	109,534

(1)	The following table summarizes the effects of stock-based compensation related to employees and non-employees for the three and six months ended June 29, 2013 and June 30, 2012:

	Three Months Ended		Six Months Ended
	June 29,	June 30,	June 29,	June 30,
	2013	2012	2013	2012
Cost of revenue	$474	$686	$960	$1,292
Research and development	2,622	3,695	5,741	7,015
Sales and marketing	1,807	2,744	3,806	4,963
General and administration	1,591	2,705	2,360	4,928

	6,494	9,830	12,867	18,198
Cost of revenue - amortization from balance sheet*	1,690	1,100	3,292	2,169

Total stock-based compensation expense	$8,184	$10,930	$16,159	$20,367

*	Stock-based compensation expense deferred to inventory and deferred inventory costs in prior periods and recognized in the current period.

Infinera Corporation

GAAP to Non-GAAP Reconciliations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 29,	March 30,	June 30,	June 29,	June 30,
	2013	2013	2012	2013	2012
Reconciliation of Gross Profit:
U.S. GAAP as reported	$51,654	$42,702	$32,374	$94,356	$72,801
Stock-based compensation(1)	2,164	2,088	1,786	4,252	3,461

Non-GAAP as adjusted	$53,818	$44,790	$34,160	$98,608	$76,262

Reconciliation of Gross Margin:
U.S. GAAP as reported	37%	34%	35%	36%	37%
Stock-based compensation(1)	2%	2%	2%	1%	2%

Non-GAAP as adjusted	39%	36%	37%	37%	39%

Reconciliation of Loss from Operations:
U.S. GAAP as reported	$(8,608)	$(14,942)	$(29,399)	$(23,550)	$(49,283)
Stock-based compensation(1)	8,184	7,975	10,930	16,159	20,367

Non-GAAP as adjusted	$(424)	$(6,967)	$(18,469)	$(7,391)	$(28,916)

Reconciliation of Net Loss:
U.S. GAAP as reported	$(10,009)	$(15,279)	$(29,549)	$(25,288)	$(50,161)
Stock-based compensation(1)	8,184	7,975	10,930	16,159	20,367
Amortization of debt discount(2)	580	—	—	580	—

Non-GAAP as adjusted	$(1,245)	$(7,304)	$(18,619)	$(8,549)	$(29,794)

Net Loss per Common Share - Basic:
U.S. GAAP as reported	$(0.09)	$(0.13)	$(0.27)	$(0.22)	$(0.46)

Non-GAAP as adjusted	$(0.01)	$(0.06)	$(0.17)	$(0.07)	$(0.27)

Net Loss per Common Share - Diluted:
U.S. GAAP as reported	$(0.09)	$(0.13)	$(0.27)	$(0.22)	$(0.46)

Non-GAAP as adjusted(3)	$(0.01)	$(0.06)	$(0.16)	$(0.07)	$(0.26)

Weighted average shares used in computing net loss per common share - U.S . GAAP:
Basic	116,911	114,308	110,403	115,609	109,534

Diluted	116,911	114,308	110,403	115,609	109,534

Weighted average shares used in computing net loss per common share - Non-GAAP:
Basic	116,911	114,308	110,403	115,609	109,534

Diluted(3)	121,254	117,602	112,931	119,428	112,469

(1)

Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees:

	Three Months Ended			Six Months Ended
	June 29,	March 30,	June 30,	June 29,	June 30,
	2013	2013	2012	2013	2012
Cost of revenue	$474	$486	$686	$960	$1,292
Research and development	2,622	3,119	3,695	5,741	7,015
Sales and marketing	1,807	1,999	2,744	3,806	4,963
General and administration	1,591	769	2,705	2,360	4,928

	6,494	6,373	9,830	12,867	18,198
Cost of revenue - amortization from balance sheet*	1,690	1,602	1,100	3,292	2,169

Total stock-based compensation expense	$8,184	$7,975	$10,930	$16,159	$20,367

*	Stock-based compensation expense deferred to inventory and deferred inventory costs in prior periods and recognized in the current period.

(2)

Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we are required to amortize as a debt discount an amount equal to the fair value of the conversion option that was recorded in equity as interest expense on our $ 150 million 1.75% convertible debt issuance in May 2013 over the term of the notes. These amounts have been adjusted in arriving at our non-GAAP results because management believes that this non-cash expense is not indicative of ongoing operating performance and provides a better indication of our underlying business performance.

(3)	Diluted shares used to calculate net loss per share on a non-GAAP basis provided for informational purposes only.

Infinera Corporation

Condensed Consolidated Balance Sheets

(In thousands, except par values)

(Unaudited)

	June 29,	December 29,
	2013	2012
ASSETS

Current assets:
Cash and cash equivalents	$181,211	$104,666
Short-term investments	120,437	76,146
Accounts receivable, net of allowance for doubtful accounts of $133 in 2013 and $94 in 2012	96,668	107,039
Other receivables	1,112	2,909
Inventory	121,317	127,809
Deferred inventory costs	850	1,029
Prepaid expenses and other current assets	14,495	9,899

Total current assets	536,090	429,497

Property, plant and equipment, net	78,391	80,343
Deferred inventory costs, non-current	38	100
Long-term investments	23,427	2,874
Cost-method investment	9,000	9,000
Long-term restricted cash	3,850	3,868
Deferred tax asset	—	805
Other non-current assets	5,564	1,683

Total assets	$656,360	$528,170

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$35,977	$61,428
Accrued expenses	18,221	25,483
Accrued compensation and related benefits	24,997	22,325
Accrued warranty	8,332	7,262
Deferred revenue	31,429	26,744
Deferred tax liability	—	805

Total current liabilities	118,956	144,047

Long-term debt	105,580	—
Accrued warranty, non-current	11,369	9,220
Deferred revenue, non-current	2,964	3,210
Other long-term liabilities	18,341	15,557

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value
Authorized shares - 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value
Authorized shares - 500,000 as of June 29, 2013 and December 29, 2012
Issued and outstanding shares - 117,947 as of June 29, 2013 and 112,461 as of December 29, 2012	118	112
Additional paid-in capital	1,000,106	930,618
Accumulated other comprehensive loss	(3,420)	(2,228)
Accumulated deficit	(597,654)	(572,366)

Total stockholders’ equity	399,150	356,136

Total liabilities and stockholders’ equity	$656,360	$528,170

Infinera Corporation

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 29, 2013	June 30, 2012
Cash Flows from Operating Activities:
Net loss	$(25,288)	$(50,161)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,621	11,224
(Recovery of) provision for other receivables	(88)	—
Provision for doubtful accounts	40	—
Amortization of debt discount and issuance costs	630	—
Amortization of premium on investments	450	1,098
Stock-based compensation expense	16,159	20,367
Other gain	(243)	(501)
Changes in assets and liabilities:
Accounts receivable	10,332	24,416
Other receivables	1,629	(477)
Inventory	791	(24,770)
Prepaid expenses and other assets	(4,083)	1,533
Deferred inventory costs	216	3,910
Accounts payable	(23,980)	(8,753)
Accrued liabilities and other expenses	(220)	(2,272)
Deferred revenue	4,440	(4,952)
Accrued warranty	3,219	837

Net cash used in operating activities	(3,375)	(28,501)

Cash Flows from Investing Activities:
Purchase of available-for-sale investments	(130,828)	(42,853)
Proceeds from sale of available-for-sale investments	2,850	5,194
Proceeds from maturities and calls of investments	62,647	70,464
Purchase of property and equipment	(9,431)	(19,770)
Reimbursement of manufacturing capacity advance	—	50
Change in restricted cash	(6)	(230)

Net cash provided by (used in) investing activities	(74,768)	12,855

Cash Flows from Financing Activities:
Proceeds from issuance of debt, net	144,469	—
Proceeds from issuance of common stock	12,496	7,093
Repurchase of common stock	(1,499)	(839)

Net cash provided by financing activities	155,466	6,254

Effect of exchange rate changes on cash	(778)	(78)

Net change in cash and cash equivalents	76,545	(9,470)
Cash and cash equivalents at beginning of period	104,666	94,458

Cash and cash equivalents at end of period	$181,211	$84,988

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$1,148	$595
Supplemental schedule of non-cash financing activities:
Non-cash settlement for manufacturing capacity advance	$—	$275
Transfer of inventory to fixed assets	$4,684	$—

Infinera Corporation

Supplemental Financial Information

(Unaudited)

	Q3’11	Q4’11	Q1’12	Q2’12	Q3’12	Q4’12	Q1’13	Q2’13

Revenue ($ Mil)	$104.0	$112.0	$104.7	$93.5	$112.2	$128.1	$124.6	$138.4
Gross Margin % (1)	41%	42%	40%	37%	39%	36%	36%	39%
Invoiced Shipment Composition:
Domestic %	65%	70%	71%	70%	70%	63%	63%	64%
International %	35%	30%	29%	30%	30%	37%	37%	36%
Largest Customer %	<10%	14%	13%	15%	13%	13%	14%	<10%
Cash Related Information:
Cash from (used in) Operations ($ Mil)	$4.1	($5.1)	($5.8)	($22.7)	($29.3)	$8.3	($21.3)	$17.9
Capital Expenditures ($ Mil)	$5.9	$16.1	$13.6	$6.1	$2.5	$3.2	$4.9	$4.5
Depreciation & Amortization ($ Mil)	$4.9	$4.5	$5.5	$5.7	$6.1	$6.4	$6.3	$6.3
DSO’s	60	65	57	55	74	76	82	64
Inventory Metrics:
Raw Materials ($ Mil)	$7.0	$12.1	$15.3	$14.8	$12.4	$13.0	$12.2	$9.8
Work in Process ($ Mil)	$26.9	$37.0	$41.6	$49.4	$59.8	$57.3	$53.1	$41.0
Finished Goods ($ Mil)	$36.4	$39.9	$44.7	$50.9	$46.3	$57.5	$65.7	$70.5

Total Inventory ($ Mil)	$70.3	$89.0	$101.6	$115.1	$118.5	$127.8	$131.0	$121.3
Inventory Turns (1)	3.5	2.9	2.5	2.1	2.3	2.6	2.4	2.8
Worldwide Headcount	1,151	1,181	1,210	1,228	1,235	1,242	1,219	1,238

(1)	Amounts reflect non-GAAP results. Non-GAAP adjustments include non-cash stock-based compensation expense.